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                                                                     EXHIBIT 1.7
                             U.S. $2,627,525,000

                       THE CHASE MANHATTAN CORPORATION
                       Euro Medium-Term Notes, Series B
                   Due From Nine Months From Date of Issue

                              AMENDMENT NO. 2 TO
                         EURO DISTRIBUTION AGREEMENT

                                                                 August __, 1994


MERRILL LYNCH INTERNATIONAL LIMITED
CHASE INVESTMENT BANK LIMITED
CREDIT SUISSE FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
  (formerly named Lehman Brothers
  International Limited)
SALOMON BROTHERS INTERNATIONAL LIMITED
CHASE BANK A.G.

c/o Merrill Lynch International Limited
    Ropemaker Place
    25 Ropemaker Street
    London EC2Y 9LY

Ladies and Gentlemen:

     Reference is made to the Euro Distribution Agreement, dated November 5, 1992 and Amendment No. 1 thereto, dated May 12, 1993 (collectively, the "Euro Distribution Agreement"), among The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and each of the above-named agents (each of you being hereinafter referred to as an "Agent" and collectively as the "Agents", which term shall include any Additional Agents (as defined in the Euro Distribution Agreement)).

     Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Euro Distribution Agreement.

     The Company hereby confirms its agreement with each of you to the following, which shall constitute an amendment to the Euro Distribution
Agreement:

     1. From and after the date hereof, the term "Registration Statement" shall mean the registration statement on Form S-3 (File No. 33-______) (such registration statement also constitutes post-effective amendment no. 1 to registration statement no. 33-58144 and post effective amendment no. 1 to
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registration statement no. 33-51044) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended. The Registration Statement was declared effective by the Commission on __________, 1994.

     2.  The Amendment shall be governed by the laws of the State of New York.

     All provisions of the Euro Distribution Agreement not affected hereby shall continue in full force and effect.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                    Very truly yours,
                                    THE CHASE MANHATTAN CORPORATION


                                    By:____________________________
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH INTERNATIONAL LIMITED


By:___________________________________
   Name:
   Title:


CHASE INVESTMENT BANK LIMITED


By:___________________________________
   Name:
   Title:


CREDIT SUISSE FIRST BOSTON LIMITED


By:___________________________________
   Name:
   Title:

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GOLDMAN SACHS INTERNATIONAL LIMITED


By:___________________________________
   Name:
   Title:


LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By:___________________________________
   Name:
   Title:


SALOMON BROTHERS INTERNATIONAL LIMITED


By:___________________________________
   Name:
   Title:


CHASE BANK A.G.

By:___________________________________
   Name:
   Title:

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